Exhibit 10.12

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACT AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE DEBTOR THAT SUCH REGISTRATION IS NOT REQUIRED.

iSpecimen Inc.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$ 650,000.00	December 29, 2017

FOR VALUE RECEIVED, iSpecimen Inc., a Delaware corporation (the “Company”), hereby promises to pay, on the written demand of the combined Majority Lenders at any time on or after the Maturity Date (as defined in the Note Subscription Agreement referenced below between the Company and the Lender referenced herein), to Anna-Maria and Stephen Kellen Foundation, Inc. (the “Lender”) the principal sum of six hundred fifty thousand dollars ($650,000.00) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon as set forth below. This Convertible Note is being issued in connection with an interim debt financing of the Company by Lender and other lenders in an amount of up to $5,500,000 in order to facilitate a Qualified Equity Financing or the achievement of Positive FCFO, pursuant to the terms of certain Convertible Note Subscription Agreements (each a “Note Subscription Agreement” and collectively the “Note Subscription Agreements”). Terms not defined herein shall have the meanings set forth in the Note Subscription Agreements between the Company and the Lender, and other lenders who have executed similar Note Subscription Agreements.

Section 1.     Interest. Interest on the principal amount of this Convertible Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to six percent (6.0%) per annum, without compounding. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Lender or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Notwithstanding any other provision of this Convertible Note, the Lender hereof does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

Section 2.     No Prepayment. Prior to the consummation of a Qualified Equity Financing or achievement of Positive FCFO (or any other form of convertible debt or equity financing), the Company may not pay this Convertible Note in whole or in part at any time prior to the Maturity Date without the prior approval or consent of the Company and the Majority Lenders. If permitted by the Majority Lenders, any payment of principal by the Company will be accompanied by payment of all accrued and unpaid interest on the principal sum being repaid. The Lender will note all partial payments of principal and accompanying payments of interest on the face or reverse side of this Convertible Note.

Section 3.     Conversion of Convertible Note upon a Qualified Equity Financing. If a Qualified Equity Financing is consummated, the Convertible Notes shall automatically convert into shares of Qualified Preferred Stock at the rate and upon the terms contained in Section 1.5 of the Note Subscription Agreement. Upon a Qualified Equity Financing, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into Qualified Preferred Stock, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company. For the avoidance of doubt, the outstanding principal on this Convertible Note (including all accrued interest hereon) shall convert at a rate in accordance with either Scenario 1 or Scenario 2 set forth in Section 1.5 of the Note Subscription Agreement, but not both.

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iSpecimen Inc. Unsecured Convertible Promissory Note

Section 4.     Conversion of Convertible Note upon Achievement of Positive FCFO. If the Company achieves Positive FCFO prior to the consummation of a Qualified Equity Financing and for the two consecutive calendar quarters prior to the Maturity Date (as may be extended), then this Convertible Note shall automatically convert into shares of FCFO Preferred Stock at the rate and upon the terms contained in Section 1.6 of the Note Subscription Agreement. The rights, preferences, powers and privileges of the respective classes of FCFO Preferred Stock to be issued (i.e., whether 2X Participating Preferred Stock or Conversion Preferred Stock) shall be in accordance with the terms set forth in Section 1.6 of the Note Subscription Agreement. For the avoidance of doubt, (a) if the Lender is a Major Investor, this Convertible Note shall convert into shares of 2X Participating Preferred Stock upon the terms set forth in Section 1.6 of the Subscription Agreement, and (b) if the Lender is not a Major Investor, this Convertible Note shall convert into shares of Conversion Preferred Stock upon the terms set forth in Section 1.6 of the Subscription Agreement. Upon the achievement of Positive FCFO, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into FCFO Preferred Stock, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company.

Section 5.    Conversion of Convertible Note upon Acquisition. If the Company is sold in an Acquisition prior to conversion or repayment of the Convertible Notes in full, then upon the consummation of any such Acquisition, at the option of the Majority Lenders, the Convertible Note shall (a) be repaid in full in an amount equal to the outstanding principal amount of the Convertible Notes plus all accrued interest thereon, or (b) shall convert into Conversion Shares at the rate and upon the terms contained in Section 1.7 of the Note Subscription Agreement. In connection with the conversion of the Convertible Notes in connection with an Acquisition, this Convertible Note will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company. For the avoidance of doubt, if this Convertible Note shall convert into Conversion Shares, the outstanding principal on this Convertible Note (including all accrued interest hereon) shall convert at a rate in accordance with either Scenario 1 or Scenario 2 set forth in Section 1.7 of the Note Subscription Agreement, but not both.

Section 6.     Optional Conversion at Maturity. In accordance with and subject to the terms of Section 1.8 of the Subscription Agreement, if upon the Maturity Date the Company has not consummated a Qualified Equity Financing or achieved Positive FCFO (and the Convertible Notes have not otherwise been repaid or converted), the Majority Lenders may elect, on behalf of all Lenders, to (i) demand payment for the full amount of the outstanding principal and accrued interest on the Convertible Notes in cash upon the Maturity Date, (ii) convert all Convertible Notes into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, and each at a rate equal to a per share price commensurate with a $27,000,000 pre-money valuation of the Company calculated on a Fully-Diluted Basis, and determined immediately prior to the conversion of such Convertible Notes, or (iii) elect to extend the Maturity Date by up to an additional eighteen (18) months (the “Extended Maturity Date”).

Section 7.    Elective Conversion. At any time prior to the Maturity Date and at the election of the Majority Lenders on behalf of all Investors in the Bridge Financing, all Convertible Notes shall be converted into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively, and each upon the terms and on the conditions set forth in Section 1.9 of the Subscription Agreement (an “Elective Conversion”). Upon an Elective Conversion, this Convertible Note shall be treated by the Company as surrendered for cancellation and exchanged into shares of 2X Participating Preferred Stock (as to Major Investors) and Conversion Preferred Stock (as to non-Major Investors), respectively and as applicable, and will be deemed, for all purposes, to be cancelled on the books of the Company and the obligations represented by all Convertible Notes so terminated and contributed to the capital of the Company

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iSpecimen Inc. Unsecured Convertible Promissory Note

Section 8.    Subordination. The obligations represented by this Convertible Note shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of capital stock or other equity security of the Company.

Section 9.     Events of Default. The outstanding balance of this Convertible Note shall be immediately due and payable prior to maturity in case of any of the following events, each of which shall be an “Event of Default”: (a) any Event of Bankruptcy; (b) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; (c) the issuance of any injunction or restraining order which results in a Material Adverse Effect on any aspect of the business or assets of the Company, or levy on or attachment of any funds or other property, real or personal, of the Company, in an amount in excess of $100,000, if, in each case, the same is not dismissed, discharged, released, satisfied or vacated within a period of sixty (60) days; (d) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of 45 days; or (e) a material default (following expiration of any applicable notice and cure periods) under any other material agreement of the Company, and in which the default results in a liability or obligation against the Company greater than $100,000. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of 90 days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon any Event of Default, the interest rate on the Convertible Notes shall be computed at an annual rate of eight percent (8%) from and after the Event of Default. Upon the occurrence of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Convertible Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender under the Uniform Commercial Code and the Note Subscription Agreement.

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iSpecimen Inc. Unsecured Convertible Promissory Note

Section 10.   Payment of Costs of Enforcement. The Company agrees to pay all costs, charges and expenses incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Lender’s rights under this Convertible Note (all such costs, charges and expenses being herein referred to as “Costs”). The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender. Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived.

Section 11.   Miscellaneous. This Convertible Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Convertible Note is made under and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. This Convertible Note may be amended, substituted, altered, waived, modified or extended, and the Convertible Note may be substituted, extended, converted or exchanged, by the written consent of the Company and the Majority Lenders.

{Signature Page Follows}

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iSpecimen Inc. Unsecured Convertible Promissory Note

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as an instrument under seal as of the date first written above.

ATTEST:

iSpecimen, Inc.

	By:	/s/ Christopher Ianelli
	Title:	Christopher Ianelli, Chief Executive Officer

iSpecimen Inc. Unsecured Convertible Promissory Note